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                                                                    EXHIBIT 10.5

                              AVECOR CARDIOVASCULAR INC.
                        1995 NON-EMPLOYEE DIRECTOR OPTION PLAN

1.  PURPOSE OF PLAN.

    The purpose of the AVECOR Cardiovascular Inc. 1995 Non-Employee Director Option Plan (the "Plan") is to advance the interests of AVECOR Cardiovascular Inc. (the "Company") and its shareholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to increase the proprietary interests of such non-employee directors in the Company's long-term success and progress and their identification with the interests of the Company's shareholders.

2.  DEFINITIONS.

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1.     "BOARD" means the Board of Directors of the Company.

     2.2.     "CODE" means the Internal Revenue Code of 1986,  as amended.

     2.3. "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.4. "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.5. "DISABILITY" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

     2.6. "ELIGIBLE DIRECTORS" means all directors of the Company who are not employees of the Company or any subsidiary of the Company.

     2.7. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.8. "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade), the closing sale price of the Common Stock on the Nasdaq National Market.

     2.9. "OPTION" means a right to purchase the number of shares of Common Stock set forth in Sections 5.1(a) and 5.1(b) of the Plan (subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to the Plan that does not qualify as an "incentive stock option" within the meaning of
              Section 422 of the Code.


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     2.10.    "PREVIOUSLY ACQUIRED SHARES" mean shares of Common Stock that are already owned by an Eligible Director.

     2.11. "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or any subsidiary of the Company then covering the Participant.

     2.12.    "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.  PLAN ADMINISTRATION.

    The Plan will be administered by a committee (the "Committee") consisting solely of two or more members of the Board. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Options, or the timing, pricing or other terms and conditions of Options.

4.  SHARES AVAILABLE FOR ISSUANCE.

     4.1. MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 250,000 shares. The shares available for issuance under the Plan shall be authorized but unissued shares.

     4.2. ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

     4.3. ADJUSTMENTS TO SHARES AND OPTIONS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and exercise price of securities subject to outstanding Options.


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5.  OPTIONS.

     5.1. GRANTS OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee will grant Options to each Eligible Director as follows:

              (a) GRANT ON INITIAL ELECTION. Upon each Eligible Director's Initial Election (defined below), the Eligible Director will be granted, on a one-time basis, an Option to purchase 10,500 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan). "Initial Election" means (A) in the case of an Eligible Director serving on the Board at the effective date of the Plan as set forth in
                   Section 11 of the Plan, such effective date; or (B) in the case of an Eligible Director appointed or elected to serve as a director after the effective date of the Plan, the date such Eligible Director is first appointed or elected. The date of grant for Options granted pursuant to this Section 5.1(a) will be the date of Initial Election.

              (b) ANNUAL GRANTS. In addition to grants upon Initial Election, each Eligible Director who continues to serve as an Eligible Director as of the conclusion of each Annual Meeting of Shareholders of the Company occurring after the second anniversary of the Initial Election will be granted an Option to purchase 3,500 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan). The date of grant for Options granted pursuant to this Section 5.1(b) will be the date of each such Annual Meeting.

     5.2. EXERCISE PRICE. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order) or by delivery to the Company of unencumbered Previously Acquired Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Previously Acquired Shares; provided, however, that no Eligible Director may pay any portion of the exercise price with Previously Acquired Shares if such payment would cause the Company to incur compensation expense for financial accounting purposes under generally accepted accounting principles.

     5.3. EXERCISABILITY AND DURATION. Options granted pursuant to Section 5.1(a) will become exercisable on a cumulative basis as follows:

              SHARES              DATE FIRST EXERCISABLE
              ------              ----------------------
              3,500               Initial Election
              3,500               First anniversary of Initial Election
              3,500               Second anniversary of Initial Election


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              Options granted pursuant to Section 5.1(b) will become
              exercisable in full on the first anniversary of the date of grant. Each Option will expire and will no longer be exercisable at 5:00 p.m., Minneapolis time, on a date 10 years from its date of grant.

     5.4. MANNER OF EXERCISE. An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Plymouth, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5.2 of the Plan.

     5.5. RIGHTS AS A SHAREHOLDER. As a holder of Options, an Eligible Director will have no rights as a shareholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. Accordingly, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

     5.6.     EFFECT OF TERMINATION OF SERVICE AS DIRECTOR.

         (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Eligible Director's service as a director of the Company is terminated by reason of death, Disability or Retirement, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for a period of one year after such death, Disability or Retirement (but in no event after the expiration date of any such Options).

         (b) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. In the event an Eligible Director's service as a director of the Company is terminated for any reason other than death, Disability or Retirement, all outstanding Options then held by the Eligible Director will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Options).

     5.7. NON-DISCRETIONARY GRANTS. Options granted to Eligible Directors pursuant to this Plan are intended to qualify as "formula awards" within the meaning of Rule 16b-3 under the Exchange Act. As a result, other than as provided in Section 10 of the Plan, the Committee will not have the authority to amend the eligibility requirements for, modify the terms or accelerate the exercisability of, or exercise discretion with respect to, such Options, if such amendment, modification, acceleration or exercise of discretion would disqualify such Options from treatment as "formula awards," and any provision of this Plan that is inconsistent with the foregoing will be deemed to be null and void AB INITIO.

6.  DATE OF TERMINATION OF SERVICE AS A DIRECTOR.

    An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the books and records of the Company, as interpreted by the Committee based upon such books and records.


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7.  RIGHTS OF ELIGIBLE DIRECTORS; TRANSFERABILITY OF INTERESTS.

     7.1.     SERVICE  AS  A DIRECTOR.   Nothing  in the Plan will interfere
              with or limit in any way the right of the Company to terminate the service of any Eligible Director at any time, and neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

     7.2. RESTRICTIONS ON TRANSFER OF INTERESTS. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, directly or indirectly, by
              operation of law or otherwise.   An Eligible Director will,
              however, be entitled to designate a beneficiary to receive an Option upon such Eligible Director's death, and, in the event of an Eligible Director's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 5 of the Plan) may be made by, the Eligible Director's legal representatives, heirs and legatees.

     7.3. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

8.  SECURITIES LAW AND OTHER RESTRICTIONS.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to an Option granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9.  CHANGE OF CONTROL.

     9.1. CHANGE IN CONTROL. For purposes of this Section 9, a "Change in Control" of the Company shall mean the following: (a) the sale, lease exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or


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              indirectly, of 50% or more of the combined voting power of the
              Company's outstanding securities ordinarily having the right to vote at elections of directors; or (d) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Board on the effective date of the Plan.

     9.2. ACCELERATION OF EXERCISABILITY. If a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Eligible Directors to whom such Options have been granted remain directors of the Company.

10. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options granted under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, the Plan may not be amended more than once every six months. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under
Section 4.3 of the Plan.

11. EFFECTIVE DATE AND DURATION OF THE PLAN.

    Subject to approval by the shareholders of the Company, the Plan is effective as of August 1, 1995, the date it was adopted by the Board. The Plan will terminate at midnight on August 1, 2005 and may be terminated prior thereto by Board action. No Options may be granted after termination of the Plan. Options outstanding upon termination of the Plan, however, may continue to be exercised in accordance with their terms.


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12. MISCELLANEOUS

    12.1. GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding any conflicts of laws principles.

    12.2. SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.


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